Exhibit 10.4

AXOVANT SCIENCES LTD.

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated and effective as of                              (this “Agreement”), is by and between AXOVANT SCIENCES LTD., an exempted limited company incorporated under the laws of Bermuda (the “Company” (as such definition is further expanded below))                                    , and, if such individual is a Director serving the Company as a representative of an entity,                                        (each an “Indemnitee” and collectively, the “Indemnitees”).

RECITALS:

A.                                    The Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and its related entities.

B.                                    In order to induce Indemnitee to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, the Indemnitees to the maximum extent permitted by law.

C.                                    The Company and Indemnitees recognize the continued difficulty in obtaining and maintaining adequate liability insurance for persons serving as directors, officers, employees, agents or fiduciaries of private and public companies, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

D.                                    The Company and Indemnitees further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

E.                                    In view of the considerations set forth above, the Company desires that Indemnitees shall be indemnified and advanced expenses by the Company as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration had and received, the Company and the Indemnitees hereby agree as follows:

1.                                      Certain Definitions.

(a)                                 “Bermuda Companies Act” shall mean the Companies Act 1981 of Bermuda, as amended.

(b)                                 “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the

Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 75% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(c)                                  “Claim” shall mean with respect to a Covered Event (as defined below): any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that an Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(d)                                 “Covered Event” shall mean any event or occurrence related in any way to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, company, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in any such capacity.

(e)                                  “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on any Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(f)                                   “Expense Advance” shall mean a payment to any Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

(g)                                 “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or the applicable Indemnitee within the last three years (other than with respect to matters concerning the rights of the Indemnitees under this Agreement, or of other indemnitees under similar indemnity agreements).

(h)                                 References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on an Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i)                                    “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Board, Independent Legal Counsel or any other person or body not a party to the particular Claim for which an Indemnitee is seeking indemnification.

(j)                                    “Section” refers to a section of this Agreement unless otherwise indicated.

(k)                                 “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.                                      Indemnification.

(a)                                 Indemnification of Expenses.  Subject to the provisions of Section 2(b) below, the Company shall indemnify each Indemnitee for Expenses to the fullest extent permitted by law if such indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty to the extent prohibited by the Bermuda Companies Act in relation to the Company that may attach to any Indemnitee.

(b)                                 Review of Indemnification Obligations.  Notwithstanding the foregoing, in the event any Reviewing Party shall have determined in good faith (as detailed in written opinion of counsel, in any case in which Independent Legal Counsel is the Reviewing Party), that an Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to such Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by such Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying such Indemnitee; provided, however, that if such Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that such Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and such Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying such Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  An Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(c)                                  Indemnitee Rights on Unfavorable Determination; Binding Effect.  If any Reviewing Party determines that an Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, such Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15 the Company hereby consents to service of process and to appear in any such proceeding.  Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d)                                 Selection of Reviewing Party; Change in Control.  If there has not been a Change in Control, any Reviewing Party shall be selected by the Board, and if there has been such a Change in Control, any Reviewing Party with respect to all matters thereafter arising concerning the rights of an Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s Memorandum of Association or Bye-laws as now or hereafter in effect, or under any other applicable law, if desired by such Indemnitee, shall be Independent Legal Counsel selected by such Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written advice to the Company and such Indemnitee as to whether and to what extent such Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such advice.  The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.  Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in ·writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

(e)                                  Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that an Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, such Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection therewith.

3.                                      Expense Advances.

(a)                                 The Company shall make Expense Advances to an Indemnitee upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined (as set forth herein) that the Indemnitee is not entitled to be indemnified therefor by the Company.

(b)                                 Form of Undertaking.  Any obligation to repay any Expense Advances hereunder pursuant to a written undertaking by the Indemnitee shall be unsecured and no interest shall be charged thereon.

(c)                                  Determination of Reasonable Expense Advances.  The parties agree that for the purposes of any Expense Advance for which an Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified in good faith by affidavit of such Indemnitee as being reasonable shall be presumed conclusively to be reasonable.

4.                                      Procedures for Indemnification and Expense Advances.

(a)                                 Timing of Payments.  All payments of Expenses (including without limitation Expense Advances) by the Company to an Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by such Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) business days after such written demand by such Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than thirty (30) business days after such written demand by such Indemnitee is presented to the Company.

(b)                                 Notice/Cooperation by Indemnitee.  Each Indemnitee shall, as a condition precedent to such Indemnitee’s right to be indemnified or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against such Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Principal Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  In addition, such Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)                                  No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.  In addition, neither the failure of any Reviewing Party to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that an Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by such Indemnitee to secure a judicial determination that such Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to such Indemnitee’s claim or create a presumption that such Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that such Indemnitee is not so entitled.

(d)                                 Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of such Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies, subject to any other claims which may be paid pursuant to such policies.

(e)                                  Selection of Counsel.  In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to such Indemnitee of written notice of the Company’s election to do so.  After delivery of such notice, approval of such counsel by such Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of such Indemnitee with respect to the same Claim; provided, however, that, (i) such Indemnitee shall have the right to employ such Indemnitee’s separate counsel in any such Claim at such Indemnitee’s expense, and (ii) if (A) the employment of separate counsel by such Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and such Indemnitee in the conduct of any such defense and such Indemnitee has received written advice of counsel to such effect, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

5.                                      Additional Indemnification Rights; Non-Exclusivity.

(a)                                 Scope.  The Company hereby agrees to indemnify each Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Memorandum of Association, its Bye-laws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Bermuda exempted limited company to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that each Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Bermuda exempted limited company to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section10(a) hereof.

(b)                                 Non-Exclusivity.  The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which each Indemnitee may be entitled under the Company’s Memorandum of Association, its Bye-laws, any other agreement, any vote of shareholders or disinterested directors, applicable Bermuda law, or otherwise.  The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to each Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

(c)                                  [Primacy of Indemnification.  The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Name of Fund/Sponsor] and certain of [its][their] affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Company’s Memorandum of Association or Bye-laws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii)  that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 5(c).](1)

6.                                      No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against an Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Memorandum of Association, its Bye-laws or otherwise) of the amounts otherwise payable hereunder.

7.                                      Partial Indemnification.  If an Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

8.                                      Mutual Acknowledgment.  The Company and each Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  Each Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to

(1)  To delete if not applicable.

submit the question of indemnification to a court in certain circumstances for a determmat1on of the Company’s right under public policy to indemnify Indemnitee.

9.                                      Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, each Indemnitee shall be covered by such policies in such a manner as to provide such Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or one of the Company’s key employees, agents or other fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or other fiduciary.

10.                               Exceptions.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                 Excluded Action or Omissions.  To indemnify an Indemnitee for Expenses resulting from acts, omissions or transactions for which such Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law, provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, such Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that such Indemnitee has engaged in acts, omissions or transactions for which such Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law (any such final determination, an “Adverse Final Determination”), and provided, further, that the Company shall have no obligation to provide any Expense Advances unless and until such Indemnitee has furnished the Company with an undertaking to repay Expense Advances in the event of an Adverse Final Determination.

(b)                                 Claims Initiated by Indemnitee.  To indemnify or make Expense Advances to the Indemnitee with respect to Claims initiated or brought voluntarily by an Indemnitee and not by way of defense, counterclaim or crossclaim, except: (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Memorandum of Association or Bye-laws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Claim, or (iii) as otherwise required under applicable Bermuda law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, or insurance recovery, as the case may be.

(c)                                  Lack of Good Faith.  To indemnify an Indemnitee for any Expenses incurred by such Indemnitee with respect to any action instituted:  (i) by such Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by such Indemnitee in such action was made in bad faith or was frivolous .

Furthermore, notwithstanding anything herein to the contrary, Indemnitee shall be entitled under Section 3 (to the maximum extent permitted by law) to receive Expense Advances hereunder with respect to any Claim arising from the purchase and sale of securities of the Company by the Indemnitee in violation of Section 16(b) of the Exchange Act unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute or the Claim is settled and in connection with such settlement Indemnitee admits a violation of said statute, in which event Indemnitee will be obligated to repay all Expense Advances to the Company pursuant to a payment plan or other payment arrangements mutually agreeable to the parties.

11.                               Counterparts.  This Agreement may be executed and delivered in multiple counterparts (including facsimile, PDF, or other electronic counterparts), each of which, when taken together, shall constitute one and the same instrument.

12.                               Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitees, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

13.                               Expenses Incurred in Action Relating to Enforcement or Interpretation.  In the event that any action is instituted by any Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be indemnified for all Expenses incurred by such Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, each Indemnitee shall be entitled to be indemnified for all Expenses incurred by such Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to such Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by such Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, such Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

14.                               Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15.                               Consent to Jurisdiction.  The Company and each Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of Bermuda for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in Bermuda, which shall be the exclusive and only proper forum for adjudicating such a claim.

16.                               Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.                               Choice of Law.  This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of Bermuda without regard to its principles of conflicts of laws.

18.                               Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of each Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.                               Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.                               Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21.                               No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this INDEMNIFICATION AGREEMENT as of the date first written above.

AXOVANT SCIENCES LTD.

By:
Vivek Ramaswamy
Principal Executive Officer

Address:

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

INDEMNITEE:

Address:

[NAME OF FUND, IF APPLICABLE]

By:
Name:
Title: